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                                                                    EXHIBIT 99.4

                         STRATUMONE COMMUNICATIONS, INC.

                       RESTRICTED STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made this __ day of __________, 19__, between StratumOne Communications, Inc., a California corporation (the "Company"), and [PURCHASER] (the "Purchaser").

         WHEREAS Purchaser is an employee, consultant or service provider of the Company whose continued affiliation with the Company is considered to be important for the Company's continued growth; and

         WHEREAS in order to provide purchaser an opportunity to acquire an equity interest in the Company as an incentive for Purchaser to participate in the affairs of the Company, the Company is willing to sell to Purchaser and Purchaser desires to purchase [TOTAL] shares of Common Stock according to the terms and conditions hereof.

         THEREFORE, the parties agree as follows:

         1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase an aggregate of [TOTAL] shares of the Company's Common Stock (the "Shares"), at the price of $0.01 per share for an aggregate purchase price of [AGGREGATE].

         2. Payment of Purchase Price. The purchase price for the Shares shall be paid by cash or check.

         3. Repurchase Option.

            (a) In the event of any voluntary or involuntary termination of the Purchaser's employment with the Company for any or no reason, including death or disability, before all of the Shares are released from the Company's repurchase option (see Section 4), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of ninety (90) days from such date to repurchase all (but not less than all) of the Unreleased Shares (as defined in Section 4) at such time at $0.01 per share (the "Repurchase Price"). The decision regarding whether or not to exercise this repurchase option shall be made by the Board of Directors of the Company; provided, however, that if the Purchaser or any of his relatives are Directors of the Company, such Directors shall not participate in such vote. Said option shall be exercised by the Company by written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder) and, at the Company's option, (i) by delivery to the Purchaser or the Purchaser's executor with such notice of a check in the amount of the Repurchase Price for the Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Purchaser's indebtedness to the Company equal to the Repurchase Price for the Shares being repurchased, or (iii) by a combination of
(i) and (ii) so that the combined payment and cancellation of indebtedness equals such Repurchase Price. Upon delivery of such notice and the payment of the Repurchase Price in any of the ways described above, the Company shall become the legal and


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beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

            (b) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares; provided that if the fair market value of the Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the Repurchase Price of the Shares to be repurchased, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the Repurchase Price of the Shares which such designee or assignee shall have the right to repurchase.

         4. Release of Shares From Repurchase Option.

            (a) Except as provided by Section 4(b) below, one forty-eighth (1/48th) of the Shares shall be released from the Company's repurchase option on the last day of each full calendar month beginning [VESTING], provided in each case that the Purchaser's employment with the Company has not been terminated prior to the date of any such release.

            (b) If a "Liquidating Event" (as defined below) occurs prior to termination of Purchaser's employment with the Company, then Shares shall be released from the Company's repurchase option as follows (instead of under Section 4(a)):

                (1) Upon the Liquidating Event, the cumulative number of Shares released from the Company's repurchase option shall be equal to

                    (A) one forty-eighth (1/48th) of the Shares multiplied by the number of complete calendar months that have elapsed since (and including) [FIRST], 19__, plus

                    (B) an additional one fourth (1/4th) of the [TOTAL] Shares, except that additional Shares shall not be released pursuant to this clause (B) to the extent that such release would cause the cumulative number of released shares to exceed three fourths (3/4ths) of the total number of Shares.

                    (C) After the date of the Liquidating Event, an additional one forty-eighth (1/48th) of the [TOTAL] Shares shall be released from the Company's repurchase option on the last day of each calendar month (including the calendar month during which the Liquidating Event occurs unless such Liquidating Event occurs on the last day of a calendar month), provided in each case that the Purchaser's employment with the Company has not been terminated prior to the date of any such release.

                (c) "Liquidating Event" means (i) any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or (ii) a merger, reorganization, or sale of all or substantially all of the assets of the Company in which the shareholders of the Company


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immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or
(iii) any transaction or series of related transactions by which voting securities representing the right to elect a majority of the Company's Board of Directors are transferred to a single person or to a group of persons acting in concert with respect to electing directors of this corporation.

            (d) Any of the Shares which have not yet been released from the Company's repurchase option are referred to herein as "Unreleased Shares."

            (e) The Shares which have been released from the Company's repurchase option shall be delivered to the Purchaser at the Purchaser's request (see Section 6).

         5. Restriction on Transfer. Except for the escrow described in Section 6 or transfer of the Shares to the Company or its assignees contemplated by this Agreement (and notwithstanding anything to the contrary in Section 9), none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company's repurchase option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

         6. Escrow of Shares.

            (a) The Shares issued under this Agreement shall be held by an escrow holder designated by the Company (the "Escrow Holder"), along with a stock assignment executed by the Purchaser in blank, until the expiration of the Company's option to repurchase such Shares as set forth above.

            (b) The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement or instructions signed by both parties. In the event further instructions are desired by the Escrow Holder, the Escrow Holder shall be entitled to rely upon directions executed by a majority of the authorized number of the Company's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of the Escrow Holder's own judgment.

            (c) If the Company or any assignee exercises its repurchase option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

            (d) When the repurchase option has been exercised or expires unexercised or a portion of the Shares has been released from such repurchase option, upon Purchaser's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Purchaser.

            (e) Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase option, there is (i) any stock dividend, stock split or



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other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Company's repurchase option.

         7. Investment Representations; Restrictions on Transfer.

            (a) In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

                i) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is purchasing these Shares for investment for the Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                ii) The Purchaser acknowledges and understands that the Shares constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. The Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

                iii) The Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities to the Purchaser, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph 7(a)(iii), the Purchaser acknowledges and agrees to the restrictions set forth in paragraph 7(b).

                In the event that the Company does not qualify under Rule 701 at the time of issuance of the securities to the Purchaser, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company: (2) the resale occurring not less than


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two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

            (b) The Purchaser agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by the Purchaser (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering.

         8. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends (in addition to any legend required under applicable state securities laws):

            (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

            (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         9. Company's Right of First Refusal. Before all or any portion of the Shares held by the Purchaser or any transferee (either being referred to herein as the "Shareholder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase such Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

            (a) The Shareholder shall deliver to the Company a written notice (the "Notice") stating: (i) the Shareholder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (the "Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Shareholder proposes to transfer the Shares (the "Offered Price"), and the Shareholder shall offer the Shares at the Offered Price to the Company or its assignee(s).


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            (b) At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Shareholder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

            (c) The purchase price (the "Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith, which determination shall be final and binding.

            (d) Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Purchaser to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

            (e) If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Shareholder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Shareholder may be sold or otherwise transferred.

            (f) Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Purchaser's lifetime or on the Purchaser's death by will or intestacy to the Purchaser's immediate family or a trust for the benefit of the Purchaser's Immediate Family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

            (g) The Right of First Refusal shall terminate upon the closing of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         10. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock


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dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

         11. Tax Consequences. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, (the "Code"), taxes as ordinary income both (i) the difference between the fair market value of the Shares when the Company granted the Purchaser the right to purchase the Shares and the fair market value of the Shares on the date of this Agreement and (ii) the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to its repurchase option. In the event the Company has registered under the Exchange Act, "restriction" with respect to officers, directors and 10% shareholders also means the period after the purchase of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the Exchange Act. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Company's repurchase option or 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

            THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

         12. General Provisions.

            (a) This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may only be modified or amended in writing signed by both parties.

            (b) The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares.

            (c) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            (d) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage


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prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party not sending the notice.

            (e) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

            (f) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

            (g) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

            (h) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            (i) PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

            (j) SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.



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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.




STRATUMONE COMMUNICATIONS, INC.                 PURCHASER:

a California corporation


By:  _________________________________          ________________________________
     Rajvir Singh

Title:  ______________________________

Address:   3900 Freedom Circle                  Address:  ______________________
           Suite 102                                      ______________________
           Santa Clara, California  95054                 ______________________

                                CONSENT OF SPOUSE

         I, _____________________________, spouse of [PURCHASER], have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase [TOTAL] shares of Common Stock of StratumOne Communications, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:  _____________, 19__

                                         _______________________________________

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED I, __________________, hereby sell, assign and transfer unto _____________________________________________ (__________) shares of the Common Stock of StratumOne Communications, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint Wilson Sonsini Goodrich & Rosati, attorney, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between StratumOne Communications, Inc. and the undersigned dated _____________, 19__.

Dated:  _____________, 19__

                                     Signature:  ______________________________
                                                          [purchaser]




INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option" set forth in the Agreement without requiring additional signatures on the part of the Purchaser.

                            JOINT ESCROW INSTRUCTIONS

                                                             _____________, 19__

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California  94304-1050
Telephone:  (650) 493-9300
Attn:  Neil Wolff

Dear Mr. Wolff:

         As Escrow Agent for both, StratumOne Communications, Inc., a California corporation ("Company"), and the undersigned purchaser of stock of the Company ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, to which a copy of these Joint Escrow Instructions is attached as Exhibit D, in accordance with the following instructions:

         1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, in accordance with the Agreement, against the simultaneous delivery to you of the purchase price (by check, wire transfer or promissory note) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with the Department of Corporations of the State of California of an Application for Consent to Transfer Securities Subject to Legend or Escrow Condition pursuant to Section 25151 of the California Corporation Securities Law of 1968. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

         4. Upon written request of Purchaser, but no more than once per calendar year, unless the Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option. Within 90 days after cessation of Purchaser's continuous employment by the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Repurchase Option.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and of the arbitrator provided for in Section 10 of the Agreement, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court and of the arbitrator provided for in Section 10 of the Agreement. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of the arbitrator provided for in Section 10 of the Agreement or of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

         COMPANY:                   StratumOne Communications, Inc.
                                    3900 Freedom Circle, Suite 102
                                    Santa Clara, California  95054
                                    Attention:  President


         PURCHASER:                 [PURCHASER]
                                    _______________________________
                                    _______________________________

         ESCROW AGENT:              Wilson Sonsini Goodrich & Rosati
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, California  94304-1050
                                    Telephone:  (650) 493-9300
                                    Attention:  Neil Wolff

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                   Very truly yours,

                                   STRATUMONE COMMUNICATIONS, INC.
                                   a California corporation

                                   By: _____________________________________
                                   Its:_____________________________________
                                   _________________________________________





ESCROW AGENT:

WILSON SONSINI GOODRICH & ROSATI


By:____________________________________
Its: __________________________________

                          ELECTION UNDER SECTION 83(b)

                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

   NAME:                TAXPAYER:  [PURCHASER]                  SPOUSE:
   ADDRESS:

   IDENTIFICATION NO.:  TAXPAYER                                SPOUSE:

   TAXABLE YEAR:  19__

2. The property with respect to which the election is made is described as follows: [TOTAL] shares (the "Shares") of the Common Stock of StratumOne Communications, Inc. (the "Company").

3. The date on which the property was transferred is: _____________, 19__

4. The property is subject to the following restrictions:

   The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

   [AGGREGATE]

6. The amount (if any) paid for such property is:

   [AGGREGATE]

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.


Dated:  _________________         Taxpayer:         ____________________________
                                                              Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:  _________________         Taxpayer:         ____________________________
                                                          Spouse of Taxpayer